Exhibit 3.2

AMENDED AND RESTATED

CODE OF BYLAWS

OF

BRIGHTPOINT, INC.

Adopted: June 29, 2012

ARTICLE 1

Identification

Section 1.1. Name. The name of the Corporation is BRIGHTPOINT, INC. (hereinafter referred to as the “Corporation”).

ARTICLE 2

Capital Stock

Section 2.1. Consideration for Shares. The Board of Directors of the Corporation may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation.

Section 2.2. Certificates for Shares. Unless the Board of Directors of the Corporation authorizes the issuance of some or all shares without certificates, each holder of shares of capital stock of the Corporation shall be entitled to a certificate or certificates, which shall be in such form as the Board of Directors shall from time to time prescribe, certifying the number of shares owned by such holder in the Corporation. Each certificate shall be signed, either manually or in facsimile, by the President or a Vice President and the Secretary or any Assistant Secretary of the Corporation and shall state on its face the name of the Corporation, the fact that the Corporation is organized under the laws of the State of Indiana, the name of the person to whom the shares are issued, and the number and class of shares and the designation of the series, if any, the certificate represents. If such shares are not fully paid up, the certificate shall be legibly stamped to indicate the percentage which has been paid up, and as further payments are made thereon, the certificate shall be stamped accordingly. If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series, and the authority of the Board of Directors to determine variations for future series, must be summarized on the front or back of each certificate, or alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder this information on request in writing and without charge. Notwithstanding the foregoing, the Board of Directors may authorize the issuance of some or all of the shares of any or all classes or series of capital stock of the Corporation without certificates in accordance with the provisions of the Act.

Section 2.3. Record Holders. The Corporation shall be entitled to treat the person in whose name any share of stock of the Corporation, or any warrant, right or option to acquire stock of the Corporation, is registered in the records of the Corporation as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share, warrant, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, except as may be expressly provided otherwise by law, the Articles of Incorporation, or these Bylaws. In no event shall any transferee of shares of the Corporation become a shareholder of the Corporation until express notice of the transfer shall have been received by the Corporation.

Section 2.4. Transfer of Shares. Except as otherwise provided by law, transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the record owner thereof in person, or by such owner’s legal guardian or personal representative, or by such owner’s attorney-in-fact thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, upon payment of any and all taxes thereon and surrender to the Secretary of the Corporation of the certificate or certificates for such shares, properly endorsed by the holder thereof or accompanied by the proper evidence of succession, assignment or authority to transfer satisfactory to the Corporation. No restriction on the transfer or registration of transfer of shares of stock of the Corporation shall be enforceable against a holder or transferee of such shares who has no knowledge of such restriction, unless such restriction (i) is permitted by the Act and all other applicable laws, and (ii) is noted conspicuously on the front or back of the certificates for such shares, or is contained in the information statement required by the Act with respect to any shares issued without certificates.

Section 2.5. Lost, Destroyed and Stolen Certificates. If any certificate for shares becomes worn, defaced, or mutilated, but is still substantially intact and recognizable, the Board of Directors, upon production and surrender thereof, shall order it cancelled and a new certificate issued in lieu of it. The holder of any shares shall immediately notify the Corporation if a certificate therefor shall be lost, stolen, destroyed, or mutilated beyond recognition, and the Corporation may issue a new certificate in the place of any certificate theretofore issued by it which is alleged to have been lost, stolen, destroyed or mutilated beyond recognition; provided, however, that the Board of Directors may, in its discretion, require the owner of the certificate which is alleged to have been lost, stolen, destroyed or mutilated beyond recognition, or such owner’s legal representative, to (i) furnish an affidavit as to such loss, theft or destruction, (ii) give the Corporation a bond with such surety or sureties, and in such sum, as it may direct, to indemnify the Corporation and its Directors and officers against any claim that may be made against it or any of them on account of the issuance of such new certificate in place of the allegedly lost, stolen, destroyed or mutilated certificate, and/or (iii) satisfy other reasonable requirements imposed by the Board of Directors. The Board of Directors may, however, if it so chooses, refuse to issue any such new certificate except pursuant to the order of a court having jurisdiction in such matter.

ARTICLE 3

Meetings of Shareholders

Section 3.1. Annual Meeting. The annual meeting of the Shareholders for the election of Directors, and for the transaction of such other business as may properly come before the meeting shall be held on the second Wednesday of the third month following the end of the fiscal year of the Corporation, if such day is not a legal holiday, and if such day is a legal holiday, then on the next business day that is not a legal holiday. Failure to hold the annual meeting at the designated time shall not affect the validity of any corporate action.

Section 3.2. Special Meetings. Special meetings of the Shareholders may be called by the President, by the Board of Directors, or by the holders of at least twenty-five percent (25%) of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting upon delivery to the Corporation’s Secretary of one or more written demands, signed and dated, describing the purpose or purposes for which it is to be held.

Section 3.3. Place of Meetings. Meetings of shareholders of the Corporation shall be held at the principal office of the Corporation or at such other place, within or without the State of Indiana, as may be specified in the notice of the meeting, or waiver of notice thereof.

Section 3.4. Notice of Meetings. Notice of the date, time and place of each annual and special shareholders’ meeting, and a description of the purpose or purposes of such meeting if a special shareholders’ meeting or if otherwise required by the Act or the Articles of Incorporation, shall be given by the Secretary or an Assistant Secretary of the Corporation, or by the officer or other persons who called the meeting, to each shareholder of record entitled to vote at such meeting, and also to each shareholder not entitled to vote at such meeting if required by the Act or the Articles of Incorporation, no fewer than ten (10) nor more than sixty (60) days before the date of the meeting. Such notice of a meeting may be communicated to a shareholder in any of the following manners:

(a)	By written notice, in person, to such shareholder;

(b)	By written notice mailed to such shareholder either by first class, certified, or registered United States mail, postage prepaid, or by private carrier service, fees prepaid or billed to the Corporation; or

(c)	In such other form and manner authorized by the Act (other than oral notice).

Written notice mailed to a shareholder in accordance with paragraph (b) of this Section shall be effective when mailed, if correctly addressed to the shareholder’s address shown in the Corporation’s current record of shareholders. Except as provided in the immediately preceding sentence, written notice shall be effective at the earliest of the following: (i) when received; (ii) five (5) days after its mailing, as evidenced by the postmark or private carrier receipt, if correctly addressed to the address of such shareholder listed in the most current records of the Corporation; or (iii) on the date shown on the return receipt, if sent by registered or certified United States mail, return receipt requested, and the receipt is signed by or on behalf of such shareholder. Notice of any such meeting may be waived before or after the date and time stated in the notice by delivering a written waiver of notice to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder’s attendance at a meeting, either in person or by duly authorized proxy: (y) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (z) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 3.5. Addresses of Shareholders. The address of any shareholder appearing upon the records of the Corporation shall be deemed to be the same address as the latest address of such shareholder appearing on the records maintained by the transfer agent for the class of stock held by such shareholder, or by the Corporation, if the Corporation has no transfer agent.

Section 3.6. Participation in Meetings. A Shareholder entitled to vote may participate in an annual or special meeting of the Shareholders by, or through the use of, any means of communication by which all Shareholders participating may simultaneously hear each other during the meeting. Participation by such Shareholder by this means shall be deemed to constitute presence in person at such meeting.

Section 3.7. Voting at Meetings.

(a) Voting Rights. Except as may be otherwise provided in the Articles of Incorporation, every Shareholder shall have the right at all meetings of the Shareholders to one vote for each share standing in his name on the books of the Corporation on the record date for such meetings.

(b) Quorum and Action. At any meeting of Shareholders, a majority of the shares outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum. The act of a majority of the shares represented at any meeting at which a quorum is present shall be the act of the Shareholders.

(c) Proxies. A Shareholder may vote either in person or by a proxy appointed in writing by the Shareholder or his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless a longer time is expressly provided therein.

(d) Voting of Shares Owned by Other Corporations. Shares of the Corporation standing in the name of another corporation may be voted by such officer, agent or proxy as the Board of Directors of such other corporation may appoint, or as the Bylaws of such other corporation may prescribe.

Section 3.8. Action Without a Meeting. Any action which may be taken at a Shareholders’ meeting may be taken without a meeting if evidenced by one or more written consents describing the action taken, signed by (i) all Shareholders entitled to vote on the action or (ii) Shareholders having at least the minimum number of votes that would be required to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

Section 3.9. Electronic Action. Subject to any limitations or requirements contained in applicable law, any notice or consent required or permitted to be given in writing by the Corporation to a shareholder or by a shareholder to the Corporation may be in the form of an electronic record and may be signed with an electronic signature. Any electronic record to be sent by the Corporation to a shareholder is properly sent if it is sent in the manner and to the electronic address or other means of receipt designated by the shareholder to receive the electronic record as shown in the Corporation’s current records. Any electronic record to be sent by a shareholder to the Corporation is properly sent if it is sent in the manner and to the electronic address or other means of receipt designated by the Corporation in a publication or in a notice provided by the Corporation to the shareholder. The Corporation or a shareholder may revoke or change any instruction applicable to him regarding the manner, electronic address or means of receipt required for electronic records by sending notice of the change and the corresponding new information.

ARTICLE 4

The Board of Directors

Section 4.1. Number. The Board of Directors shall consist of a minimum of two (2) Directors and a maximum of five (5) Directors. The exact number of Directors shall be that number within such range as is fixed or changed from time to time by the Board of Directors; provided, however, that any decrease in the number of Directors shall not shorten any incumbent Director’s term. The number of Directors fixed in accordance with these Bylaws shall constitute the number of Directors of the Corporation unless and until such number is subsequently changed by the Board of Directors in accordance with these Bylaws. If and whenever the number of Directors is not fixed in accordance with these Bylaws, the Board of Directors of the Corporation shall consist of that number of Directors then duly elected as Directors in accordance with these Bylaws.

Section 4.2. Management and Committees.

(a) Exercise of Corporate Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, its Board of Directors, subject to any limitations set forth in the Articles of Incorporation.

(b) Board Committees. The Board of Directors may appoint one or more committees from among its members as it determines to be necessary. Each committee may have one (1) or more members, who shall serve at the pleasure of the Board of Directors. The creation of a committee and the appointment of members to it must be approved by the greater of a majority of all of the Directors in office when the action is taken, or the number of Directors required by the Articles of Incorporation or these Bylaws to take action under the Act. Each committee may generally exercise the authority of the Board of Directors under the Act. However, unless authorized by the Act, a committee may not:

(i)	authorize distributions, except that a committee (or an executive officer of the Corporation designated by the Board of Directors) may authorize or approve a reacquisition of shares or other distribution if done according to a formula or method, or within a range, prescribed by the Board of Directors;

(ii)	approve or propose to shareholders action that is required to be approved by shareholders;

(iii)	fill vacancies on the Board of Directors or on any of its committees;

(iv)	except to the extent permitted by item (vii) below, amend the Corporation’s Articles of Incorporation under Indiana Code Section 23-1-38-2;

(v)	adopt, amend, repeal, or waive provisions of these Bylaws;

(vi)	approve a plan of merger not requiring shareholder approval;

(vii)	authorize or approve the issuance or sale or a contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee (or an executive officer of the Corporation designated by the Board of Directors) to take action described in this item (vii) within limits prescribed by the Board of Directors; or

(viii)	take any other action which a committee is prohibited from taking under the Act.

(c) Application of Other Provisions. Except to the extent inconsistent with the foregoing provisions of this Section or with the resolutions of the Board of Directors creating a committee, the provisions of these Bylaws which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors apply to each committee and its members, as if the committee constituted the full Board of Directors.

Section 4.3. Annual and Regular Meetings. The Board of Directors shall meet each year immediately after the annual meeting of the Shareholders, at the place where such meeting of the Shareholders has been held, for the purpose of organization, election of officers and consideration of any other business that may be brought before the meeting. In addition, regular meetings of the Board of Directors may be held at such time and place as may from time to time be fixed by the Board of Directors. No notice of the date, time, place or purpose of the annual meeting or any regular meeting of the Board of Directors shall be required to be given to either old or new members of the Board of Directors. If the annual meeting of the Board of Directors is not held as provided herein, the election of the officers of the Corporation may be held at any subsequent regular or special meeting of the Board of Directors.

Section 4.4. Special Meetings.

(a) Calling and Location. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors (if any) or by the President, and shall be called upon the written request of any two (2) members of the Board of Directors of the Corporation. Such meetings of the Board of Directors may be held within or outside of Indiana.

(b) Notice. The person or persons calling a special meeting shall give, or shall cause the Secretary of the Corporation to give, written or oral notice of the meeting, specifying the time and place of this meeting, to each Director, either in person, by telephone, by mailing, by messenger, by facsimile or other electronic transmission, or by telegram, at least twenty-four (24) hours in advance of the meeting.

(c) Effectiveness of Notice. Oral notice shall be effective when communicated. Written or electronic notice shall be effective as of the earliest of the following: (i) when received; (ii) five (5) days after its mailing, as evidenced by the postmark or private carrier receipt, if correctly addressed to the address of such Director listed in the most current records of the Corporation; or (iii) on the date shown on the return receipt, if sent by registered or certified United States mail, return receipt requested, and the receipt is signed by or on behalf of such Director.

(d) Waiver of Notice. A Director’s attendance at or participation in a meeting waives any required notice to the Director of the meeting unless the Director at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. A Director may waive notice of the meeting either before or after the date and time stated in the notice, which waiver must be in writing and signed by the Director entitled to the notice.

Section 4.5. Participation in Meetings. Any or all Directors may participate in a meeting of the Board or committee of the Board by any means of communication by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by this means is deemed to be present in person at the meeting.

Section 4.6. Action Without a Meeting. Any action which may be taken at a Board of Directors’ meeting may be taken without a meeting if evidenced by one or more written consents describing the action taken, signed by each Director and included in the minutes or filed with the corporate records reflecting the action taken.

Section 4.7. Quorum and Action. At any meeting of the Board of Directors, the presence of a majority of the number of Directors, provided for such Board at such time by these Bylaws, constitutes a quorum. A majority of the Directors in office constitutes a quorum for purposes of filling a vacancy on the Board of Directors. Except as otherwise provided in the Articles of Incorporation or these Bylaws, the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 4.8. Election of the Board of Directors. The term of office of each Director shall be for one (1) year and until a successor is duly elected and qualified, unless sooner removed as provided for by applicable law. The Directors shall be elected at the annual meeting of the Shareholders and shall assume their offices immediately upon adjournment of such meeting. Any vacancy occurring in the Board of Directors, including any vacancy resulting from an increase in the number of Directors, shall be filled by a majority vote of the remaining members of the Board of Directors until the next annual meeting of the Shareholders.

Section 4.9. Resignation and Removal. A Director may resign at any time by delivering written notice to the Board of Directors, the Chairman of the Board of Directors (if any), or the President or Secretary of the Corporation, which resignation shall be effective when such notice is delivered, unless such notice specifies a later effective date. A Director may be removed, with or without cause, by the shareholders of the Corporation as provided in the Articles of Incorporation only at a meeting of the shareholders called for the purpose of removing the Director, the notice of which shall state that the purpose or one of the purposes of the meeting shall be to remove the Director.

Section 4.10. Compensation of Directors. The Board of Directors is empowered and authorized to fix and determine the compensation of the Directors. Except as determined by the Board of Directors, members of the Board of Directors shall receive no compensation for acting in such capacity.

Section 4.11. Electronic Action. Subject to any limitations or requirements contained in applicable law, any notice or consent required or permitted to be given in writing by the Corporation to a Director or by a Director to the Corporation may be in the form of an electronic record and may be signed with an electronic signature. Any electronic record to be sent by the Corporation to a Director is properly sent if it is sent in the manner and to the electronic address or other means of receipt designated by the Director to receive the electronic record as shown in the Corporation’s current records. Any electronic record to be sent by a Director to the Corporation is properly sent if it is sent in the manner and to the electronic address or other means of receipt designated by the Corporation in a publication or in a notice provided by the Corporation to the Director. The Corporation or a Director may revoke or change any instruction applicable to him regarding the manner, electronic address or means of receipt required for electronic records by sending notice of the change and the corresponding new information.

ARTICLE 5

Officers of the Corporation

Section 5.1. Election, Qualification and Term of Office. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such other officers as the Board of Directors may from time to time deem advisable, including, without limitation, one or more Vice Presidents, a Chairman of the Board of Directors, an Assistant Secretary, or an Assistant Treasurer. The same individual may simultaneously hold more than one office in the Corporation. The initial officers of the Corporation shall be elected at the first meeting of the Board of Directors. Thereafter, the officers of the Corporation shall be chosen annually at the annual meeting of the Board of Directors, and each officer shall hold office until his or her successor is chosen and qualified, or until his or her earlier death, resignation, or removal. The election or appointment of an officer does not itself create contract rights.

Section 5.2. Vacancies. Whenever any vacancies occur in any office by death, resignation, increase in the number of offices of the Corporation, or otherwise, such vacancy shall be filled by the Board of Directors, and the officer so elected shall hold office until a successor is chosen and qualified, unless sooner removed as provided for by applicable law.

Section 5.3. Resignation and Removal. Any officer may resign at any time by delivering notice to the Board of Directors, the Chairman of the Board of Directors (if any), or the President or Secretary of the Corporation, which resignation shall be effective when the notice is delivered unless the notice specifies a later effective date. Any officer of the Corporation may be removed, either for or without cause, at any time by majority vote of the entire Board of Directors. The resignation or removal of an officer does not affect the Corporation’s contract rights, if any, with the officer.

Section 5.4. The Chairman of the Board of Directors. The Chairman of the Board (if any) shall be chosen from among the Directors. The Chairman of the Board, if any, shall be the chief executive officer of the Corporation, shall preside at all meetings of the Board of Directors at which he or she is present, and shall generally perform all duties incident to the office of Chairman of the Board and such other duties as, from time to time, may be assigned to him or her by the Board of Directors.

Section 5.5. The President. If and while there is no incumbent of the office of Chairman of the Board, and during the absence or disability of the Chairman of the Board, the President shall have the duties and authority of the Chairman of the Board. Subject to the control of the Board of Directors and unless as otherwise determined by the Board of Directors, the President shall be the chief operating and administrative officer of the Corporation (and the chief executive officer, if the Corporation does not have a Chairman of the Board), shall direct and manage the business and affairs of the Corporation, and shall coordinate and supervise the work of its other officers. The President shall preside at all meetings of the shareholders at which he or she is present. Either personally or through other officers or employees of the Corporation, the President shall employ, direct, fix the compensation of, discipline, and discharge its personnel; employ agents, professional advisers and consultants; and perform all functions of a general manager of the Corporation’s business. The President shall have authority to sign (either manually or in facsimile), with the Secretary or an Assistant Secretary, certificates representing shares of capital stock of the Corporation. The President shall also have authority to execute and deliver on behalf of the Corporation, singly and without any additional signature or attestation, all deeds, mortgages, assignments, contracts and other instruments when required or deemed necessary or advisable by him or her in the ordinary conduct of the Corporation’s normal business, except where such documents are expressly required by these Bylaws, by resolution of the Board of Directors, or by law to be executed by some other or an additional officer or agent of the Corporation. The President shall, in general, have all authority incident to the office of the President and shall have such other powers and duties as may, from time to time, be conferred upon or assigned to the President by the Board of Directors.

Section 5.6. Vice Presidents. The Vice Presidents (if any) shall perform such duties as may be assigned to them, individually or collectively, by the Board of Directors or by the President. In the absence or disability of the President, one or more of the Vice Presidents may perform such duties of the President as the President or the Board of Directors may designate. If the Board of Directors elects more than one Vice President, their right to act during the absence or disability of the President shall be in the order in which their names appear in the resolution, or resolutions, electing such Vice Presidents.

Section 5.7. The Secretary. The Secretary shall: (i) prepare or cause to be prepared the minutes of the meetings of the shareholders and the Board of Directors in books provided for such purpose and authenticate records of the Corporation; (ii) attend to the giving of all notices in accordance with the provisions of these Bylaws and as required by law; (iii) have the authority (when required) to sign with the President or a Vice President in the name of the Corporation, and/or attest the signature of either to, all contracts, conveyances, transfers, assignments, encumbrances, authorizations and all other instruments, documents and papers, of any and every description whatsoever, of or executed for or on behalf of the Corporation; (iv) be the custodian of the records and the seal (if any) of the Corporation and attend to the affixing of the seal (if any) to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (v) have authority to sign (either manually or in facsimile), with the President or a Vice President, any and all certificates representing shares of capital stock of the Corporation; (vi) have charge of and maintain and keep, or supervise and control the maintenance and keeping of, the stock certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may authorize, direct or provide for; (vii) perform generally all the duties incident to the office of Secretary; and (viii) have such other powers and duties as may, from time to time, be conferred upon or assigned to the Secretary by the Board of Directors.

Section 5.8. The Treasurer. Unless otherwise determined by the Board of Directors or the President, the Treasurer shall be the financial officer of the Corporation. The Treasurer shall: (i) have charge and custody of, and be responsible for, all funds and securities of the Corporation which come into his or her hands; (ii) have authority to endorse on behalf of the Corporation, for collection, checks, notes and other obligations, and deposit the same to the credit of the Corporation in such banks or other depositories as shall be selected by the Board of Directors; (iii) receive, and give receipts and vouchers for, payments made to the Corporation from any source whatsoever; (iv) enter or cause to be entered, punctually and regularly, on the books of the Corporation, to be kept by him or her or under his or her supervision or direction for that purpose, full and accurate accounts of all monies received and paid out by, for or on account of, the Corporation; (v) render to the President and the Board of Directors, whenever required by them, an account of all of his or her transactions as Treasurer of the Corporation and of the financial condition of the Corporation; (vi) perform generally all the duties incident to the office of Treasurer; and (vii) have such other powers and duties as may, from time to time, be conferred upon or assigned to the Treasurer by the Board of Directors or by the President. If required by the Board of Directors, the Treasurer shall give such bond for the faithful performance of his or her duties in such amount and with such sureties as the Board of Directors shall determine.

Section 5.9. Assistant Officers.

(a) Assistant Secretaries. The Assistant Secretaries (if any) shall perform such duties as from time to time may be assigned to them, individually or collectively, by the Board of Directors, by the President, any Vice President, or by the Secretary. In the absence or disability of the Secretary, one or more of the Assistant Secretaries may perform such duties of the Secretary as the Secretary, the President, or the Board of Directors may designate.

(b) Assistant Treasurers. The Assistant Treasurers (if any) shall perform such duties as from time to time may be assigned to them, individually or collectively, by the Board of Directors, by the President, by any Vice President, or by the Treasurer. In the absence or disability of the Treasurer, one or more of the Assistant Treasurers may perform such duties of the Treasurer as the Treasurer, the President, or the Board of Directors may designate.

(c) Other Assistant Officers. Such other assistant officers as the Board of Directors shall from time to time designate and elect shall have such powers and duties as the officers whom they are elected to assist shall specify and delegate to them and such other powers and duties as these Bylaws or the Board of Directors may prescribe.

Section 5.10. Delegation of Authority. In the case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, a majority of the entire Board of Directors may delegate powers or duties of such officer to any other officer or officers for such length of time as the Board may determine.

ARTICLE 6

Execution of Documents and Other Actions on

Behalf of the Corporation

Section 6.1. Execution of Documents in the Ordinary Course of Business. Unless otherwise required by law or otherwise directed by the Board of Directors, all written contracts and agreements into which the Corporation enters in the ordinary course of its business shall be executed on behalf of the Corporation by any duly elected officer of the Corporation or by any other employee or agent of the Corporation expressly authorized by resolution of the Board of Directors to execute any such documents.

Section 6.2. Execution of Documents Outside the Ordinary Course of Business. Unless otherwise required by law or otherwise directed by the Board of Directors, all deeds, mortgages, deeds of trust, notes, assignments and other instruments made by the Corporation and all written contracts and agreements entered into by the Corporation, other than those contracts and agreements entered into in the ordinary course of its business, shall be executed on behalf of the Corporation by the President of the Corporation and, when required, attested by the Secretary or an Assistant Secretary of the Corporation. However, the Board of Directors may expressly authorize by resolution any officer, employee, or agent of the Corporation to execute any such deed, mortgage, assignment, instrument, contract or agreement on behalf of the Corporation singly and without the necessity of any additional execution or attestation by any other officer of the Corporation.

Section 6.3. Execution and Endorsement of Checks and Drafts. Unless otherwise required by law, all checks, drafts, bills of exchange and other orders for the payment of money (other than notes) by or to the Corporation shall be executed or endorsed on behalf of the Corporation by any two of the following duly elected officers of the Corporation: President, Vice President, Treasurer or Secretary. However, the Board of Directors may expressly authorize by resolution any one or more officers or other employees of the Corporation to execute or endorse any checks, drafts, or other orders for the payment of money on behalf of the Corporation, singly and without any additional signature, endorsement or attestation by any other officer of the Corporation.

Section 6.4. Voting of Shares Owned by the Corporation. The Board of Directors is empowered and authorized to appoint any person to vote in person or by proxy any shares of another corporation standing in the name of the Corporation at any meeting of the Shareholders of such other corporation. If the Board of Directors makes no such appointment with respect to any such meeting, the shares may be voted in person or by proxy by the President or, in absence of the President, by any Vice President, the Secretary or the Treasurer of the Corporation.

ARTICLE 7

Indemnification

Section 7.1. Mandatory Indemnification. To the fullest extent permitted by the laws of the State of Indiana, the Corporation shall indemnify any person who is or was a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, including appeals.

Section 7.2. Advancement of Expenses. To the fullest extent permitted by the laws of the State of Indiana, the Corporation shall pay expenses incurred in defending a civil or criminal action, suit or proceeding described in this Article 7 in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation.

Section 7.3. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article 7.

Section 7.4. Additional Provisions. The provisions of this Article 7 shall be applicable to all actions, claims, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption. The provisions of this Article 7 shall be deemed to be a contract between the Corporation and each director, officer, employee or agent who serves in such capacity at any time while this Article 7 and the relevant provisions of the laws of the State of Indiana and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. If any provision of this Article 7 shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof. The rights of indemnification provided in this Article 7 shall neither be exclusive of, nor be deemed in limitation of, any rights to which any such officer, director, employee or agent may otherwise be entitled or permitted by contract, the Amended and Restated Articles of Incorporation, vote of shareholders or directors or otherwise, or as a matter of law, both as to actions in his official capacity and actions in any other capacity while holding such office, it being the policy of the Corporation that indemnification of the specified individuals shall be made to the fullest extent permitted by law.

Section 7.5. Definitions. For purposes of this Article 7, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

ARTICLE 8

Miscellaneous

Section 8.1. Amendments. The power to make, alter, amend or repeal these Bylaws, or adopt new Bylaws, is vested in the Board of Directors of the Corporation, but such action shall be taken only (i) by a majority of the full Board of Directors at either an annual meeting or a special meeting specifically called for such purpose, or (ii) by written consent signed by all members of the Board of Directors.

Section 8.2. Corporate Seal. The Board of Directors of the Corporation may designate the design and cause the Corporation to obtain and use a corporate seal. The Corporation shall not be required to have a corporate seal or to use any corporate seals it may have for any purpose whatsoever. The absence of the impression of the corporate seal from any document shall not affect in any way the validity or effect of such document.

Section 8.3. Fiscal Year. The fiscal year of the Corporation shall be January 1 through December 31 of each year until such time as changed by resolution of the Board of Directors of the Corporation.

Section 8.4. Definitions. When used in these Bylaws, the following terms shall have the meanings set forth below:

“Act” means the Indiana Business Corporation Law, as then in effect and as amended from time to time.

“Articles of Incorporation” means the Articles of Incorporation of the Corporation as then in effect and as amended from time to time.

Section 8.5. Conflicts and Inconsistencies with the Act. These Bylaws constitute “bylaws” within the meaning of, and as subject to and governed by, the Act. In the event that any provision of these Bylaws is prohibited by any provision of the Act or is in direct conflict or inconsistent with any provision of the Articles of Incorporation, such provision of the Act or the Articles of Incorporation, as the case may be, shall be controlling, but such conflict or inconsistency shall not impair, nullify or otherwise affect the remaining terms and provisions of these Bylaws, which shall remain in full force and effect. If any provision of these Bylaws is inconsistent with, or different than, any non-mandatory provision of the Act, the provision of these Bylaws shall be controlling.

Section 8.6. Construction. The headings of Articles, Sections and paragraphs in these Bylaws are for descriptive purposes only and shall not control, alter, or otherwise affect the meaning, scope or intent or any provision of these Bylaws. Except as expressly provided otherwise in these Bylaws, any reference to an Article or Section shall mean and refer to an Article or Section of these Bylaws. Except where the context of their use clearly requires a different interpretation, singular terms shall include the plural, and masculine terms shall include the feminine or neuter, and vice versa, to the extent necessary to give the defined terms or other terms used in these Bylaws their proper meanings. The terms, “herein,” “hereof,” “hereunder,” “hereto,” “hereinafter,” “hereinbefore,” and similar words, wherever they appear in these Bylaws, shall mean and refer to these Bylaws in their entirety and not to any specific Article, Section, or paragraph of these Bylaws, unless the context of their use clearly requires a different interpretation.

Section 8.7. Severability. Any provision of these Bylaws, or any amendment or alteration hereof, which is determined to be in violation of the Act shall in no way render any of the remaining provisions invalid.